Exhibit 99.1

VeriFone Announces Certain Preliminary Financial Results for Q4 FY11 and Guidance for FY12

Metrics to Facilitate Debt Syndication

SAN JOSE - November 28, 2011 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced certain preliminary financial results for the three months ended October 31, 2011 (“Q4 FY11”) and financial guidance for the next fiscal quarter and year. The un-audited figures, including an Adjusted EBITDA measure, are being released to facilitate the syndication of a committed credit facility prior to the release of complete Q4 FY11 results on December 14, 2011.

Non-GAAP net revenues for Q4 FY11 are estimated to be in the range of $414 million to $416 million. GAAP net revenues are estimated to be in the range of $409 million to $411 million. Adjusted EBITDA is estimated to be in the range of $77 million to $81 million. VeriFone defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock compensation, acquisition-related expenses, restructuring costs and certain other expenses and income that result from unique or unplanned events. Diluted shares used in computing net income per share are expected to be approximately 108.3 million. Cash and cash equivalents totaled approximately $595 million as of October 31, 2011.

For the first quarter ending January 31, 2012, excluding any impact from the planned acquisition of Point, VeriFone expects to report non-GAAP net revenues in the range of $400 million to $405 million and non-GAAP net income per diluted share in the range of $0.50 to $0.52. This fiscal year, the shutdown of Asian businesses for Chinese New Year occurs during the last two weeks of VeriFone's Q1, which is earlier than in recent years and reduces our ability to purchase and ship product in the quarter. For the full year of fiscal 2012, excluding any impact from Point, VeriFone projects non-GAAP net revenues in the range of $1.70 billion to $1.72 billion and non-GAAP net income per diluted share in the range of $2.45 to $2.50.

VeriFone will announce complete Q4 FY11 results on December 14, 2011.

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Non-GAAP Financial Measures

This press release includes certain forward-looking non-GAAP financial measures, specifically estimated non-GAAP net revenues and estimated Adjusted EBITDA and projected non-GAAP net income per diluted share. In principle, VeriFone adjusts the GAAP results to non-GAAP so as to better conform operating results to levels that it believes will be experienced in the future. Therefore, short-term revenue reductions and cost of net revenues step-ups normally recorded in the GAAP results, and other unusual items that VeriFone does not expect to experience on an on-going basis are excluded from the non-GAAP measures reported.

The corresponding reconciliation of these forward-looking non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, is included in the attached schedule. Because not all information necessary for a reconciliation of estimated Adjusted EBITDA to estimated net income (loss) is available at this time without unreasonable effort, we have provided a reconciliation of estimated Adjusted EBITDA to estimated income (loss) before income taxes as the most directly comparable GAAP financial measure.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone's competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone's, in a manner that management believes does not reflect underlying operating performance that is comparable to VeriFone's. Management also uses these non-GAAP financial measures in addition to GAAP financial measures for planning and budgeting purposes. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP. Therefore, these non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures and should be considered in conjunction with GAAP measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes certain forward-looking statements related to VeriFone Systems, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These statements are based on management's current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the best judgment of our senior management and actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. For a list and description of risks and uncertainties which may cause actual results to vary from forward-looking statements, see our periodic filings with the Securities and Exchange Commission. All of VeriFone's forward-looking statements, whether written or oral, are expressly qualified by this Safe Harbor statement and any other cautionary statements that may accompany such forward-looking statements. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. ("VeriFone") (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

VeriFone Investor Contact:
Doug Reed
Tel: +1-408-232-7979
Email: ir@verifone.com

VeriFone Media Contact:
Pete Bartolik
VeriFone Media Relations
Tel: +1-508-283-4112
Email: pete_bartolik@verifone.com

RECONCILIATION OF GAAP NET REVENUES TO NON-GAAP NET REVENUES:
(UNAUDITED)	Q4 Range
in Millions	From .... To
Estimated GAAP net revenues	$409M - $411M
Amortization of step-down in deferred revenue on acquisition	$5M	A
Estimated non-GAAP net revenues	$414M - $416M

In principle, VeriFone adjusts the GAAP results to non-GAAP so as to better conform operating results to levels that it believes will be experienced in the future. Therefore, short-term revenue reductions normally recorded in GAAP results following an acquisition are excluded from the non-GAAP measures reported above.

RECONCILIATION OF GAAP NET LOSS BEFORE INCOME TAXES TO ADJUSTED EBITDA:
Estimated income (loss) before income taxes	($9M) to ($5M)
Reconciliation adjustments:
Interest (income) expense, net	$2M
Depreciation and non-acquisition amortization expense	$6M
Reversal of pre-acquisition contingencies, primarily in Brazil	($4M)
Stock-based compensation expense	$9M
Other non-cash items	($1M)	B
Acquisition-related expenses and restructuring costs
Amortization of step-down in deferred revenue on acquisition	$5M	A
Amortization of inventory fair value adjustment	$14M	C
Amortization of purchased intangibles	$18M	D
Inventory adjustment to conform to VeriFone policy	$11M	E
Other restructuring and acquisition related expenses	$26M	F
Adjusted EBITDA	$77M to $81M

VeriFone defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock compensation, acquisition-related expenses, restructuring costs and certain other expenses and income that result from unique or unplanned events.

FOOTNOTE EXPLANATIONS:
Reconciliation adjustments for Non-GAAP Revenue and Adjusted EBITDA:
A. Deferred revenue
GAAP revenue post-acquisition excludes revenue earned from deferred revenue items as of the acquisition date. For Non-GAAP and Adjusted EBITDA purposes we recognize the deferred revenue when earned, without regard to the GAAP basis deferred revenue acquisition adjustment.

Reconciliation adjustments for Adjusted EBITDA:
B. Other non-cash items	Non-cash accretion of convertible debt of $4M offset by non-operational interest income of $2M and foreign exchange gain of $3M.

C. Amortization of inventory fair value adjustment
GAAP cost of net revenues post-acquisition includes additional costs associated with the fair value adjustment on acquired inventory. For Adjusted EBITDA purposes we reflect cost of net revenues based on historical costs without the GAAP basis fair value adjustment.

D. Amortization of purchased intangibles	Amortization of intangibles acquired with our acquisitions, such as developed technology and customer relationships

E. Inventory adjustment to conform to VeriFone policy	Charges recorded to conform the acquired fair value of the Hypercom inventory and obligations to our suppliers at the time of acquisition, to reflect VeriFone's policy for reserves.

F. Other restructuring and acquisition related expenses	Other one time charges incurred in connection with our acquisitions, such as professional fees, termination fees paid to employees, integration charges and certain foreign currency impacts.